Exhibit 99.1

CVS Health highlights path to accelerating long-term growth
through building a world of health around every consumer

•Introduces CVS CostVantageTM and CVS Caremark TrueCostTM to drive aligned incentives and deliver a more transparent and sustainable reimbursement model

•Launches CVS HealthspireTM brand for Health Services segment that simplifies access to multi-payor capabilities, better aligns client service, and drives better outcomes and greater lifetime member value

•Demonstrates ability to unlock value across superior assets including CVS Caremark®, Aetna®, and CVS Pharmacy® businesses

•Announces quarterly dividend of sixty-six and a half cents ($0.665 cents) per share, an approximate 10% increase

•Reiterates 2023 financial guidance and initiates 2024 projections, outlining achievable long-term growth expectations with clear opportunities to outperform

WOONSOCKET, R.I., Dec. 5, 2023 – Today at its 2023 Investor Day, CVS Health® (NYSE: CVS) will share how its strategy and combination of assets drives reliable, diversified, and accelerating earnings growth, while also delivering superior care and value to millions of Americans.

In addition, the company will introduce a new pharmacy reimbursement model, announce a new brand for its Health Services segment, and showcase continued growth opportunities for its businesses.

“We are successfully executing on our strategy to advance the future of health care while unlocking new value for consumers,” said CVS Health President and CEO Karen S. Lynch. “The combination of our businesses, and the key growth areas we have invested in, drive our ability to lower the total cost of care, improve health outcomes, and deliver on our commitments to our customers, consumers, and shareholders.”

Introducing CVS CostVantage, a more transparent and sustainable model for retail pharmacy
CVS Pharmacy today announced CVS CostVantage, a new approach that evolves the traditional pharmacy reimbursement model and brings greater transparency and simplicity to the system. CVS CostVantage will define the drug cost and related reimbursement with contracted pharmacy benefit managers (PBMs) and payors, using a transparent formula built on the cost of the drug, a set markup, and a fee that reflects the care and value of pharmacy services. These changes will also help ensure that CVS Pharmacy locations will continue to be a critical touchpoint for consumers to access affordable health care in their communities.

“We are leading with an approach that will shift how our retail pharmacy is compensated by implementing a more transparent and sustainable model that fairly aligns pharmacy reimbursement to the quality services we provide,” said Prem Shah, PharmD, executive vice president, Chief Pharmacy Officer and President, Pharmacy and Consumer Wellness, CVS Health. “It provides our PBM and payor clients a foundational step towards more pricing clarity for consumers.”

CVS Pharmacy plans to launch CVS CostVantage with PBMs for their commercial payors in 2025, working together to ensure a smooth transition.

Following on from the launch of its Choice Formulary program earlier this year, CVS Caremark today introduces TrueCost, a model innovation that offers client pricing reflecting the true net cost of prescription drugs, with visibility into administrative fees. Simplified pricing will help consumers be confident that their pharmacy benefit is providing the best possible price and will allow members to have stable access to our national pharmacy network. Through this approach, clients will have the flexibility to choose a pharmacy benefit model that works best for the unique needs of their members and plan, and CVS Caremark TrueCost provides another valuable option for them. CVS Caremark plans to launch CVS Caremark TrueCost in 2025.

Launching CVS Healthspire to define Health Services segment

To help demonstrate the connection and convenience CVS Health uniquely delivers, CVS Healthspire will be the new branded name for the company’s Health Services segment, including Caremark, Cordavis TM, Oak Street Health®, Signify Health®, and MinuteClinic®. The groups within CVS Healthspire will continue to focus on integration across the company’s assets to deliver connected patient care, pharmacy benefits, and innovative provider support solutions in communities across the country, making expert care simple, more accessible, and more affordable.

The CVS Healthspire brand will begin to roll out publicly this month and advance throughout 2024. Consumers will initially see “Part of CVS Healthspire” appear on select CVS Health care delivery offerings across digital and physical assets as the company continues to create an integrated ecosystem for patients.

“Delivering care in a more integrated way - especially for complex patients with chronic health conditions - improves health outcomes and the patient experience,” said Mike Pykosz, CEO of Oak Street Health and interim president of Health Care Delivery. “We are already seeing the benefits of our value-based model to lower the total cost of care for customers, clients, and patients, and we believe we will build on these results as we more fully integrate with our core businesses.”

Accelerating momentum through combined strength and innovation of leading businesses

While CVS Health’s business segments continue to be successful and profitable on their own, there is a sizable opportunity to continue strengthening these connections and create incremental value for the overall company.

A notable example was the recent improvement of Aetna’s Medicare Advantage Star Ratings. In just a year, by leveraging the power of the company’s cross-enterprise assets and executional excellence, Aetna was able to achieve 87% of their members in four star plans or better for the 2025 plan year, a recovery from 21% in the previous year.

“This achievement was due to the work across our Aetna, CVS Pharmacy, and CVS Caremark colleagues. Even more important than our ratings, these teams worked together to help members improve medication adherence and overcome barriers such as costs and transportation,” said Lynch. “Our strong performance in this area shows how we can quickly unite our businesses to achieve important common goals.”

Reiterating 2023 financial guidance, announcing 2024 full-year projections

CVS Health interim CFO Tom Cowhey will detail the company’s 2024 financial outlook, capital deployment strategy, and long-term outlook and growth targets. The company’s unique combination of assets provides CVS Health with clear opportunities for long-term outperformance, including through Medicare Advantage margin recovery, incorporating Star Ratings, starting in 2025; CVS CostVantage, the company’s new retail pharmacy pricing model; increased patient enrollment in Oak Street Health; expanded product offerings through Signify Health; and enhanced growth in core businesses from new offerings in health care delivery.

“By broadening our portfolio of integrated products and services, we expect to create a path to sustainable, profitable growth,” Cowhey said. “Our powerful cash generation capabilities will support our strategic goals, prudent capital deployment, and attractive return profile – while also providing opportunities for meaningful long-term outperformance.”

2023 Guidance
Today, the company is reiterating its 2023 guidance as shared on its November 1, 2023 earnings call:

•Total revenues: $351.5 to $357.3 billion
•Operating income: $13.6 to $14.0 billion
•Adjusted operating income: $17.2 to $17.6 billion
•GAAP diluted earnings per share (“EPS”): $6.37 to $6.61
•Adjusted EPS: $8.50 to $8.70
•Cash flow from operations: Upper-end of $12.5 to $13.5 billion

2024 Guidance
The company is initiating its 2024 full-year projections:

•Total revenues: At least $366.0 billion
•Operating income: At least $15.0 billion
•Adjusted operating income: At least $17.2 billion
•GAAP diluted EPS: At least $7.26
•Adjusted EPS: At least $8.50
•Cash flow from operations: At least $12.5 billion

Announcement of increased quarterly dividend

CVS Health has announced that its board of directors has approved a quarterly dividend of sixty-six and a half cents ($0.665 cents) per share, an approximate 10% increase from sixty and a half cents ($0.605 cents) per share. The dividend is payable on February 1, 2024, to holders of record on January 22, 2023.

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About CVS Health

CVS Health® is the leading health solutions company, delivering care like no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and over 300,000 dedicated colleagues — including more than 40,000 physicians, pharmacists, nurses and nurse practitioners. Wherever and whenever people need us, we help them with their health — whether that’s managing chronic diseases, staying compliant with their medications or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system — and their personal health care — by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Follow @CVSHealth on social media.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. Statements in this press release that are forward-looking include, but are not limited to, references to CVS Health Corporation’s priority areas for strategic growth, financial outlook, long-term growth targets, capital deployment, Ms. Lynch’s quotations, Mr. Cowhey’s quotation, Mr. Shah’s quotation, Mr. Pykosz’s quotation, the information under the headings “Reiterating 2023 financial guidance, announcing 2024 full-year projections”, including “2023 Guidance” and 2024 Guidance”, “Introducing CVS CostVantage, a more transparent and sustainable model for retail pharmacy", “Launching CVS Healthspire Services to define Health Services segment”, “Accelerating momentum through combined strength and innovation of leading businesses” and the information included in the endnotes and reconciliations. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual

Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted operating income and adjusted earnings per share. In accordance with SEC regulations, you can find the definitions of the non-GAAP items mentioned, as well as the reconciliations to the most directly comparable GAAP measures, below in this press release.

Media contact
Ethan Slavin
860-273-6095
SlavinE@CVSHealth.com

Investor contact
Larry McGrath
800-201-0938
InvestorInfo@CVSHealth.com

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, opioid litigation charges and gains/losses on divestitures. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. The following are reconciliations of projected operating income to projected adjusted operating income:

	Year Ending
	December 31,
	2024E	2023E		2022
In millions	At Least	Low	High	Actual
Operating income (GAAP measure)	$15,009	$13,587	$13,992	$7,954
Amortization of intangible assets	2,000	1,915	1,895	1,785
Net realized capital (gains) losses	—	345	345	320
Acquisition-related transaction and integration costs (1)	230	440	420	—
Restructuring charges (2)	—	507	507	—
Office real estate optimization charges (3)	—	70	60	117
Loss on assets held for sale (4)	—	349	349	2,533
Opioid litigation charges (5)	—	—	—	5,803
Gain on divestiture of subsidiaries (6)	—	—	—	(475)
Adjusted operating income	$17,239	$17,213	$17,568	$18,037
(1)During 2024 and 2023, the acquisition-related transaction and integration costs relate to the acquisitions of Signify Health, Inc. (“Signify Health”) and Oak Street Health, Inc. (“Oak Street Health”).
(2)During 2023, the restructuring charges are primarily comprised of severance and employee-related costs, asset impairment charges and a stock-based compensation charge. During the second quarter of 2023, the Company developed an enterprise-wide restructuring plan intended to streamline and simplify the organization, improve efficiency and reduce costs. In connection with the development of this plan and the recently completed acquisitions of Signify Health and Oak Street Health, the Company also conducted a strategic review of its various transformation initiatives and determined that it would terminate certain initiatives.
(3)During 2023 and 2022, the office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the planned reduction of corporate office real estate space in response to the Company’s new flexible work arrangement.
(4)During 2023 and 2022, the loss on assets held for sale relates to the Company’s Omnicare® long-term care business (“LTC business”) reporting unit within the Pharmacy & Consumer Wellness segment. During 2022, the Company determined that its LTC business was no longer a strategic asset and committed to a plan to sell it, at which time the LTC business met the criteria for held-for-sale accounting and its net assets were accounted for as assets held for sale. The carrying value of the LTC business was determined to be greater than its estimated fair value less costs to sell and, accordingly, the Company recorded a loss on assets held for sale during the year ended December 31, 2022. During the first quarter of 2023, a loss on assets held for sale was recorded to write down the carrying value of the LTC business to the Company’s best estimate of the ultimate selling price which reflects its estimated fair value less costs to sell. As of September 30, 2023, the Company determined the LTC business no longer met the criteria for held-for-sale accounting and accordingly the net assets associated with the LTC business were reclassified to held and used at their respective fair values. During 2022, the loss on assets held for sale also relates to the Company’s international health care business domiciled in Thailand (“Thailand business”), which was included in the Commercial Business reporting unit in the Health Care Benefits segment. The sale of the Thailand business closed in the second quarter of 2022, and the ultimate loss on the sale was not material.
(5)During 2022, the opioid litigation charges relate to agreements to resolve substantially all opioid claims against the Company by certain states and governmental entities.
(6)During 2022, the gain on divestiture of subsidiaries represents the pre-tax gain on the sale of wholly-owned subsidiary bswift LLC (“bswift”), which the Company sold in November 2022, and the pre-tax gain on the sale of PayFlex Holdings, Inc. (“PayFlex”), which the Company sold in June 2022.

Adjusted Earnings Per Share
(Unaudited)

GAAP diluted Earnings Per Share (“EPS”) and Adjusted EPS, respectively, are calculated by dividing income from continuing operations attributable to CVS Health and adjusted income from continuing operations attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income from continuing operations attributable to CVS Health as income from continuing operations attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, opioid litigation charges, gains/losses on divestitures, as well as the corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and certain discrete tax items.

The following are reconciliations of projected GAAP diluted EPS to projected Adjusted EPS :

	Year Ending
	December 31,
	2024E	2023E		2022
	At Least	Low	High	Actual
In millions, except per share amounts	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$7.26	$6.37	$6.61	$3.26
Non-GAAP adjustments:
Amortization of intangible assets	1.58	1.48	1.47	1.35
Net realized capital (gains) losses	—	0.27	0.27	0.24
Acquisition-related transaction and integration costs (1)	0.18	0.34	0.32	—
Restructuring charges (2)	—	0.39	0.39	—
Office real estate optimization charges (3)	—	0.06	0.05	0.09
Loss on assets held for sale (4)	—	0.27	0.27	1.91
Opioid litigation charges (5)	—	—	—	4.39
Gain on divestiture of subsidiaries (6)	—	—	—	(0.36)
Tax impact of non-GAAP adjustments (7)	(0.52)	(0.68)	(0.68)	(1.85)
Adjusted income attributable to CVS Health	$8.50	$8.50	$8.70	$9.03

Weighted average diluted shares outstanding	1,263	1,291	1,291	1,323

(1)During 2024 and 2023, the acquisition-related transaction and integration costs relate to the acquisitions of Signify Health and Oak Street Health.
(2)During 2023, the restructuring charges are primarily comprised of severance and employee-related costs, asset impairment charges and a stock-based compensation charge. During the second quarter of 2023, the Company developed an enterprise-wide restructuring plan intended to streamline and simplify the organization, improve efficiency and reduce costs. In connection with the development of this plan and the recently completed acquisitions of Signify Health and Oak Street Health, the Company also conducted a strategic review of its various transformation initiatives and determined that it would terminate certain initiatives.
(3)During 2023 and 2022, the office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the planned reduction of corporate office real estate space in response to the Company’s new flexible work arrangement.
(4)During 2023 and 2022, the loss on assets held for sale relates to the Company’s LTC reporting unit within the Pharmacy & Consumer Wellness segment. During 2022, the Company determined that its LTC business was no longer a strategic asset and committed to a plan to sell it, at which time the LTC business met the criteria for held-for-sale accounting and its net assets were accounted for as assets held for sale. The carrying value of the LTC business was determined to be greater than its estimated fair value less costs to sell and, accordingly, the Company recorded a loss on assets held for sale during the year ended December 31, 2022. During the first quarter of 2023, a loss on assets held for sale was recorded to write down the carrying value of the LTC business to the Company’s best estimate of the ultimate selling price which reflects its estimated fair value less costs to sell. As of September 30, 2023, the Company determined the LTC business no longer met the criteria for held-for-sale accounting and accordingly the net assets associated with the LTC business were reclassified to held and used at their respective fair values. During 2022, the loss on assets held for sale also relates to the Company’s Thailand business, which was included in the Commercial Business reporting unit in the Health Care Benefits segment. The sale of the Thailand business closed in the second quarter of 2022, and the ultimate loss on the sale was not material.

(5)During 2022, the opioid litigation charges relate to agreements to resolve substantially all opioid claims against the Company by certain states and governmental entities.
(6)During 2022, the gain on divestiture of subsidiaries represents the pre-tax gain on the sale of bswift, which the Company sold in November 2022, and the pre-tax gain on the sale of PayFlex, which the Company sold in June 2022.
(7)Represents the corresponding tax benefit or expense related to the items excluded from Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision. During 2022, the Company’s adjusted income tax provision also excludes the impact of certain discrete tax items concluded in the first quarter of 2022.